UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2018

OCWEN FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Florida	1-13219	65-0039856
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1661 Worthington Road, Suite 100

West Palm Beach, Florida 33409

(Address of principal executive offices)

Registrant’s telephone number, including area code: (561) 682-8000

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01 Other Events.

Ocwen Financial Corporation (Ocwen or the Company) provides the following update on regulatory matters.

As previously disclosed, Ocwen is seeking timely resolutions to the regulatory actions taken against us on April 20, 2017 or shortly thereafter by mortgage and banking regulatory agencies from 30 states and the District of Columbia and two state attorneys general that alleged deficiencies in our compliance with laws and regulations relating to our servicing and lending activities. In the Company’s prior Current Reports on Form 8-K filed with the Securities and Exchange Commission (SEC), Ocwen made disclosures relating to resolutions with 29 of these jurisdictions.

Ocwen has entered into an additional agreement to resolve the regulatory action brought by Massachusetts that contains certain key terms that are similar to the agreements Ocwen previously disclosed and that Ocwen has summarized in its prior SEC filings (the Multi-State Common Settlement Terms). The Company also agreed with the Massachusetts regulatory agency on certain terms that differ from the Multi-State Common Settlement Terms, including payment by the Company of $1,000,000 to the Commonwealth of Massachusetts Mortgage Education Trust. The Company and the Massachusetts regulatory agency also agreed on a schedule pursuant to which Ocwen will regain eligibility to acquire residential mortgage servicing rights (MSRs) on Massachusetts loans (including loans originated by Ocwen) as it meets certain thresholds in its transition to a new servicing platform. All restrictions on Massachusetts MSR acquisitions will be lifted when Ocwen completes the second phase of a three-phase data integrity audit which will be conducted by an independent third-party following completion of Ocwen’s servicing platform transition. The Company also agreed to certain additional review and remediation obligations.

As of March 22, 2018, the total number of jurisdictions where we have reached a resolution is 30. With the resolution with Massachusetts, the Company has resolved all of the administrative actions (but not all of the legal actions, which are described below) taken by state regulators in April 2017.

Ocwen continues to seek resolutions with the Massachusetts Attorney General, which brought separate proceedings against Ocwen, and with the Florida Attorney General, which brought a proceeding together with the Florida regulatory agency. If Ocwen is successful in reaching such resolutions, they may contain some or all of the previously disclosed Multi-State Common Settlement Terms and may also contain additional terms, including potentially monetary fines or penalties or additional restrictions on our business. There can be no assurance that Ocwen will be able to reach resolutions with the remaining regulatory agency and state attorneys general. It is possible that the outcome of these matters, whether through negotiated settlements, court rulings or other resolutions, could be materially adverse to our business, reputation, financial condition, liquidity and results of operations.

Special Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by a reference to a future period or by the use of forward-looking terminology. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Our business has been undergoing substantial change which has magnified such uncertainties. Readers should bear these factors in mind when considering such statements and should not place undue reliance on such statements. Forward-looking statements involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially. In the past, actual results have differed from those suggested by forward looking statements and this may happen again. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include those described in Ocwen’s reports and filings with the SEC, including its 2017 Annual Report on Form 10-K and any current and quarterly reports since such date. Anyone wishing to understand Ocwen’s business should review our SEC filings. Ocwen’s forward-looking statements speak only as of the date they are made and we disclaim any obligation to update or revise forward-looking statements whether as a result of new information, future events or otherwise. Ocwen may post information that is important to investors on our website.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OCWEN FINANCIAL CORPORATION (Registrant)

Date: March 22, 2018	By:	/s/ Michael R. Bourque, Jr.
Michael R. Bourque, Jr.
Chief Financial Officer
(On behalf of the Registrant and as its principal financial officer)